FORM S-8

REGISTRATION STATEMENT
(including registration of shares for resale by
means of a Form S-3 Prospectus)
UNDER
THE SECURITIES ACT OF 1933

COVANSYS CORPORATION

(Exact name of registrant as specified in its charter)

Michigan	38-2606945
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

32605 West Twelve Mile Road
Suite 250
Farmington Hills, Michigan 48334
(Address of Principal Executive Offices) (Zip Code)

Covansys Corporation 1996 Stock Option Plan
(Full title of the plan)

Brett D. Pynnonen, Esq.
General Counsel
32605 West Twelve Mile Road, Suite 250
Farmington Hills, Michigan 48334
(248) 488-2088
(Name, address and telephone number, including area code, of agent for services)

Copy to:
Arthur Dudley II, Esq.
David B. Braun, Esq.
Butzel Long
150 W. Jefferson, Ste. 900
Detroit, Michigan 48226-4430

CALCULATION OF REGISTRATION FEE

Title of Securities	Amount	Proposed Maximum	Proposed	Amount of
to be	to be	Offering Price	Aggregate	Registration
Registered	Registered (1)	Per Share (2)	Offering Price (2)	Fee (2)
Common Stock, no par value	6,235,382	$11.09	$69,150,386.38	$8,762

(1)	Pursuant to Rule 429 of the Securities Act, the prospectus delivered to participants under the Registrant’s 1996 Stock Option Plan (the “Plan”) also relates to (i) 6,167,268 shares previously registered under Form S-8 Registration Nos. 333-35361 and 333-58205 and (ii) the resale of 235,382 shares to be registered which were initially issued upon the exercise of stock options under the Plan.

(2)	Estimated in accordance with Rule 457(c) and (h) under the Securities Act of 1933 on the basis of the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market on November 1, 2004.

The contents of the Registration Statements on Form S-8 (Registration Statements No. 333-35361 and 333-58205) filed by Covansys Corporation (the “Company”) with the Securities and Exchange Commission on September 11, 1997 and June 30, 1998 respectively to register Common Stock to be issued pursuant to the Covansys Corporation 1996 Stock Option Plan (the “Stock Option Plan”) are hereby incorporated herein by reference. This Registration Statement is being filed to increase the number of shares registered for issuance pursuant to the Stock Option Plan by 6,000,000 shares.

PROSPECTUS

235,382 Shares

COVANSYS CORPORATION
(Common Stock)

     This Prospectus relates to 235,382 shares of Covansys Corporation (the “Shares”), which may be offered from time to time by the selling shareholder of the Company (the “Selling Shareholder”). We will receive no part of the proceeds from sales of the Shares. The Shares were acquired by the Selling Shareholder under our 1996 Stock Option Plan.

     Our common stock is listed on the Nasdaq National Market under the symbol “CVNS”. On November 1, 2004, the last reported price for our common stock on the Nasdaq Stock Market was $11.09 per share.

     You should carefully review the “Risk Factors” beginning on page 3 for information that should be considered by prospective investors.

THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is November 1, 2004

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Safe Harbor Statement

With the exception of statements regarding historical matters and statements concerning our current status, certain matters discussed herein are forward-looking statements that involve substantial risks and uncertainties. Such forward-looking statements may be identified by the words “anticipate,” “believe,” “estimate,” “expect” or “intend” and similar expressions. Our actual results, performance or achievements could differ materially from these forward-looking statements.

Factors that could cause or contribute to such material differences include actions by governmental or regulatory agencies, general economic conditions and conditions in the IT industry such as the demand for IT services, public sector government budgetary constraints, potential cost overruns on fixed-price projects, effective application of the percentage of completion method of accounting for fixed priced contracts, risks related to merger, acquisition and strategic investment strategy, variability of operating results, government regulation of immigration, exposure to regulatory, political and economic conditions in India and Asia, competition in the IT services industry, the short-term nature and termination provisions of contracts, economic conditions unique to clients in specific industries and limited protection of intellectual property rights. These and other factors are described in our filings with the SEC.

You should only rely on the information contained in this prospectus. In connection with this offering, we have not authorized anyone to give you any information or to make any representations other than those contained in or incorporated by reference in this prospectus. If information is given or representations are made, you must not rely on that information or those representations as having been authorized by us, the selling shareholders or any underwriter, dealer or agent. This prospectus is neither an offer to sell nor a solicitation of an offer to buy any securities other than those registered by this prospectus, nor is it an offer to sell or a solicitation of an offer to buy any securities where an offer or solicitation would be unlawful. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our common stock.

INFORMATION REQUIRED IN FORM S-3 PROSPECTUS

PART 1

Item 3.

Covansys Corporation is a provider of information technology services. We offer our clients flexible global delivery capabilities through our worldwide development centers and branch locations. As of November 1, 2004, we had approximately 5,500 employees. Our headquarters is located at 32605 West Twelve Mile Road, Farmington Hills, Michigan 48334. Our telephone number is (248) 488-2088.

RISK FACTORS

This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this prospectus before deciding to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed. The trading price of our common stock could decline, any you may lose all or part of your investment in our common stock.

Factors That May Affect Future Results

Failure to Properly Estimate and Execute Fixed-Price Projects could affect our Financial Results

We realized approximately 42% of our revenues from fixed-price projects (percentage of completion as well as fixed price IT outsourcing and maintenance) during the years ended December 31, 2003 and 2002, respectively. These projects expose us to risk if we fail to:

Adequately estimate the resources required to complete a project;

Effectively develop and maintain detailed project plans;

Properly determine the scope of an engagement; or

Complete our contractual obligation in a manner consistent with the detailed project plan

We cannot be certain that any of our existing or future fixed-price projects will be profitable. These projects generally contain payment terms that are tied to the successful achievement of delivered milestones. These milestones frequently require a substantial level of work and thus expose the Company to large unbilled balances. The ultimate payment of these balances is dependent on the acceptance of the deliverables contractually agreed to relative to each milestone. These unbilled balances are frequently very large and create collection risk if project milestones are not accepted by the customer. In the past we have experienced significant write-offs related to our fixed-price projects.

Failure to Recruit, Train and Retain Skilled IT Professionals Could Increase Costs or Limit Growth

Our continued success depends upon our ability to attract, develop, motivate and retain highly skilled IT professionals and project managers with the necessary technical skills and experience who may be in high demand worldwide. We cannot be certain that we will be able to attract or retain the IT professionals that we seek.

Our Financial Results Could be Affected by Public Sector Budget Constraints

Contracts with state and local government clients generated approximately 30% and 34% of our revenue during the years ended December 31, 2003, and 2002, respectively. Our public sector clients are experiencing significant budget constraints which could result in contract terminations and a decrease in the amount of business generated in the future by these customers which could affect our financial results..

Our Contracts are Short-Term and Contain Termination Provisions

Many of our contracts have terms of less than one year. A client may choose not to renew its contract when it terminates. Under some of our contracts, clients may unilaterally reduce the use of our services with little or no notice and without penalty. Many of our contracts have termination provisions and contracts with our public sector state and local clients typically allow for termination for convenience which is required by law. If we are unable to retain our existing clients, our business could be adversely affected. An unanticipated termination of a major project could result in a loss of revenues and could require us to pay a number of unassigned IT professionals until new engagements can be obtained.

Variability of Operating Results

Our revenues and operating results can vary from quarter to quarter depending on a number of factors, including:

The timing and number of client projects commenced and completed during a quarter;

Changes in the rates we charge clients for services;

Employee hiring, attrition, utilization and billing rates; and

Progress on fixed-price projects during a quarter.

     Because a high percentage of our expenses are fixed, such as personnel and facilities costs, a variation in revenues may cause a significant variation in our quarterly operating results and could result in losses.

Exposure to Regulatory, Political and General Economic Conditions in India and Asia

Revenues generated by our India and Asia operations from both direct services provided to clients in India and Asia as well as services provided to customers in the United States and Europe accounted for 19.8% of our 2003 revenues. In addition, over 50% of our workforce is located in India and Asia. We benefit directly from certain incentives provided by the Indian government to encourage foreign investment, including tax holidays (temporary exemptions from taxation on operating income) and liberalized import and export duties. If the Indian government changes any of these incentives, it could negatively impact the profitability of our Indian operations.

Changes in interest rates, inflation rates, tax rates and policies, or other social, political, economic or diplomatic developments affecting India in the future could have an adverse effect on our business.

Our operations in Europe and India are subject to currency exchange rate fluctuations, foreign exchange restrictions and related issues that may adversely impact our operating results. In addition, if we fail to manage our geographically dispersed operations we may not meet our financial objectives.

We Operate in Highly Competitive Markets

The IT services industry is highly competitive, undergoing consolidation and is served by many national, regional and local firms, all of which are either existing or potential competitors. Many of our competitors have substantially greater resources and greater name recognition than we do. In addition, there are relatively few barriers to entry into our markets. We have faced, and we expect to continue to face, additional competition from new entrants into our markets as well as intensive pricing pressures from that competition. We cannot be certain that we will be able to compete successfully with existing or new competitors.

Failure to Properly Manage Acquisitions and Strategic Investments

We have expanded, and plan to continue to expand our operations through acquisitions of additional businesses.

     Acquisitions involve a number of special risks, including:

Diversion of management’s attention

Failure to retain key personnel of the acquired business;

Assumption of unanticipated legal liabilities and other problems; and

Difficulties in integrating systems, operations and cultures

We have previously made investments in start-up companies that have the potential to be successful and to complement our current business. Investing in these companies is a highly risky strategy. These companies frequently have a limited operating history; unproven business plans and are exposed to high start-up costs.

Some of Our Clients May Experience Unique Economic Conditions that are Specific to Their Particular Industry

We provide services to clients in a wide variety of industries. Many of the industries are subject to factors and economic conditions that are unique to the particular industry and may not be reflected in the overall health of the economy in general. Our revenue growth and the realizability of our accounts receivable could be adversely affected if our clients in these particular industries encounter economic difficulties. Such difficulties could include:

The inability of participants in the industry to access the capital or credit markets;

Business slowdowns due to excess inventory; and

Shortfalls in demand for the product or service produced by a particular industry.

Limited Protection of Intellectual Property Rights

Our success depends in part upon certain of our solutions and methodologies that we utilize in providing IT services to our clients. We rely upon a combination of nondisclosure and other contractual arrangements and trade secret, copyright and trademark laws to protect our proprietary rights and the proprietary rights of third parties from whom we license intellectual property. However, these may not be adequate to protect our rights.

Item 4. Use of Proceeds

We will not receive any of the proceeds from the sale of the common stock by the selling stockholders under this prospectus.

Item 7. Selling Stockholders

The following table sets forth the name of each selling stockholder and the number of shares of common stock that each selling shareholder may and offer and sell from time to time under this prospectus. In addition, the footnotes to the table present the nature of any position, office or other material relationship that each selling stockholder has, or within the past three years had with us or any of our affiliates. The selling stockholders include the persons named below, any transferee, pledge or donee of any selling stockholder or its successor.

The shares of common stock that may be offered and sold under this prospectus were acquired by the selling stockholders upon the exercise of stock options under our 1996 Stock Option Plan. The selling stockholders may from time to time offer and sell all or some of their shares under this prospectus. Because the selling stockholders are not obligated to sell their shares and because they may acquire publicly traded shares of common stock, we are unable to determine the actual number of shares that will be sold by any selling stockholder or that will be held by the selling stockholder after completion of the sales or when or if such sales will occur. We prepared the following table based upon information as of November 1, 2004. Information about the selling stockholders may change over time. The following table assumes that the selling stockholders will sell all of the shares offered by them in this offering.

The table also assumes that the selling stockholders do not acquire any other shares of our common stock pending the offering. We may amend or supplement this prospectus to update the information in the following table.

	Shares Owned Prior			Shares Owned
	to Offering		Shares to	After Offering
Name	Number	Percentage	be Offered	Number	Percentage
Douglas S. Land	235,382	less than 1%	235,382	0	—

Item 8. Plan of Distribution

The selling shareholders may offer and sell shares of common stock from time to time with this prospectus. The selling shareholders may sell or transfer the common stock covered by this prospectus only in the manner described in this prospectus. If required, we will supplement this prospectus or amend the registration statement of which this prospectus is a part to provide information on a particular transaction. In addition, with our consent, a selling shareholder’s donees, pledgees, transferees or their successors may use this prospectus to sell shares received from a selling shareholder after the date of this prospectus.

The selling shareholders may from time to time sell shares directly to purchasers. The selling shareholders may transfer, devise or gift shares by other means. The selling shareholders may also resell all or a portion of their shares in open market transactions in reliance upon available exemptions under the Securities Act, such as Rule 144, provided they meet the criteria and conform to the requirements of one of these exemptions.

The selling shareholders may from time to time sell shares to or through broker-dealers, who may act as agents or principals. Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in selling shares. Broker-dealers may receive compensation in the form of commissions, discounts or concessions from the selling stockholders in amounts to be negotiated in connection with the sale. Broker-dealers may also receive compensation in the form of discounts, concessions or commissions from the purchasers of shares for whom the broker-dealers may act as agents or to whom they sell as principal, or both. This compensation as to a particular broker-dealer might exceed customary commissions.

The selling stockholders have advised us that they have not, as of the date of this prospectus, entered into any agreements, understandings or arrangements with any broker-dealers for the sale of shares, nor is there a coordinating broker-dealer acting in connection with the proposed sale of shares by the selling stockholders.

The selling stockholders and any participating broker-dealers or agents may be deemed to be “underwriters” within the meaning of the Securities Act in connection with sales of shares covered by this prospectus. Any commission, discount or concession received by a broker-dealer and any profit on the resale of shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act. Because selling stockholders may be deemed to be underwriters within the meaning of the Securities Act, the selling stockholders may be subject to the prospectus delivery requirements of the Securities Act.

The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Sales may be made over the Nasdaq National Market or otherwise, at then prevailing market prices, at prices related to prevailing market prices or at negotiated prices.

The shares may be sold according to one or more of the following methods:

•	a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal and resale by the broker or dealer for its account as allowed under this prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	pledges of shares to a broker-dealer or other person, who may, in the event of default, purchase or sell the pledged shares; and

•	face-to-face transactions between sellers and purchasers without a broker-dealer.

In order to comply with certain states’ securities laws, if applicable, the shares will be sold in jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless the shares have been registered or qualified for sale in that state or an exemption from registration or qualification is available and is complied with.

The selling stockholders may indemnify broker-dealers that participate in transactions involving sales of the shares against specific liabilities, including liabilities arising under the Securities Act and/or Exchange Act.

We are paying the expenses of registering the shares under the Securities Act, including registration and filing fees, printing expenses, administrative expenses and certain legal and accounting fees. If the shares are sold through broker-dealers, the selling stockholders will be responsible for discounts, commissions or other amounts payable to the broker-dealers as well as fees and disbursements for legal counsel retained by any selling stockholder.

We may suspend the use of this prospectus if we learn of any event that causes this prospectus to include an untrue statement of a material fact or to omit to state a material fact required to be stated in the prospectus or necessary to make the statements in the prospectus not misleading in the light of the circumstances then existing. If this type of event occurs, a prospectus supplement or post-effective amendment, if required, will be distributed to each selling stockholder.

Item 10. Experts and Legal Matters

Butzel Long, PC, Detroit, Michigan, will pass upon the validity of the issuance of the shares of common stock offered by this prospectus.

The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K/A for the year ended December 31, 2003, have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the restatement of previously issued consolidated financial statements as described in Note 2 to the consolidated financial statements) of PricewaterhouseCoopers LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting, except as they relate to the year ended December 31, 2001, which were audited by Arthur Andersen LLP.

Arthur Andersen LLP has ceased active operations and has not consented to the incorporation by reference of their report on the financial statements for the year ended December 31, 2001 in this Prospectus. Under these circumstances Rule 437a of the Securities Act of 1933 permits us to omit Arthur Andersen LLP ‘s updated written consent from this registration statement. Because Arthur Andersen LLP has not consented to the incorporation by reference of their report in this Prospectus, Arthur Andersen LLP will not have any liability under Section 11(a) of the Securities Act of 1933 for any untrue statements of a material fact contained in the financial statements audited by Arthur Andersen LLP or any omissions to state a material fact required to be stated therein. We believe, however, that other persons who may be liable under Section 11(a) of the Securities Act, including our officers and directors, may still rely on Arthur Andersen LLP’s audit reports as being made by an expert under the due diligence defense provision of Section 11(b) of the Securities Act.

Item 12. Information Incorporated by Reference

We incorporate by reference information into this prospectus, which means that we disclose important information to you by referring you to another document filed separately with the Securities and Exchange Commission. The information incorporated by reference is deemed to be part of this prospectus, unless it is superseded by information contained directly in this prospectus or in another document we later file with the Securities and Exchange Commission. These documents contain important information about us and our financial condition. We are incorporating by reference into this prospectus the following documents:

(1)	Our latest annual report on Form 10-K/A for the fiscal year ended December 31, 2003;

(2)	Our quarterly reports on Form 10-Q for the fiscal quarters ended March 31, 2004, June 30, 2004 and September 30, 2004;

(3)	The description of our Common Stock to be offered hereby is contained in our Registration Statement on Form 8-A.

(4)	All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing such documents.

We will furnish without charge to you, on written or oral request, a copy of all of the documents incorporated by reference, other than the exhibits to those documents. You should direct any requests for documents to Attn: General Counsel, Covansys Corporation, 32605 West Twelve Mile Road, Farmington Hills, Michigan 48334.

INFORMATION REQUIRED IN FORM S-8 REGISTRATION STATEMENT

     The documents containing the information required by Part I will be sent or given, as requested, to participants in the Covansys Corporation 1996 Stock Option Plan as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended. In accordance with the instructions of Part I, such information will not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated herein by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute the prospectus as required by Section 10(a) of the Securities Act of 1933.

PART II

Item 3. Incorporation of Documents by Reference.

     The following documents filed by Covansys Corporation, a Michigan corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) are incorporated by reference into this Registration Statement:

(a)	The Company’s Quarterly Report on Form 10-Q for the quarters ended September 30, 2004, June 30, 2004 and March 31, 2004 (Commission File Nos. 0-22141).

(b)	The Company’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2003 (Commission File No. 0-22141).

(c)	The Company’s Registration Statements on Form S-8 (Commission File Nos. 333-35316 and 333-58205 ).

(d)	The Company’s Proxy Materials for the 2004 Annual Meeting of Shareholders.

(f)	The description of the Company’s Common Stock which is contained in the Form 8-A Registration Statement filed by the Company with the Commission on February 14, 1997 (Commission File No. 0-22141), including any amendment or report filed for the purpose of updating such description; and

(g)	All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), prior to the filing of the post-effective amendment which indicates that all securities offered have been sold or that deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such documents.

     The documents incorporated by reference herein contain forward-looking statements that involve risks and uncertainties. The Company’s actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such a difference include, but are not limited to, the risks identified in the respective documents incorporated by reference.

Item 4. Description of Securities.

     Not Applicable.

Item 5. Interests of Named Experts and Counsel.

     Not Applicable.

Item 6. Indemnification of Directors and Officers.

     Section 561 and 562 of the Michigan Business Corporation Act authorizes a corporation to indemnify directors and officers against expenses, including attorneys’ fees, judgments, penalties, fines and amounts paid in settlement if the person acted in good faith and in a manner reasonably believed to be in or not opposed to, the best-interest of the corporation or its shareholders, and with respect to a criminal proceeding if the person had no reasonable cause to believe his or her conduct was unlawful.

     The Company’s Bylaws require the Company to indemnify, to the full extent permitted by law, every person who was or is a party, or is threatened to be made a party to a threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, including actions by or in the right of the Corporation by reason of the fact that they are a person who is or was a director, officer, partner, trustee, employee or agent of the Company or another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, serving or having served at the request of the Company as a director or officer of another corporation in which the Company owns shares of capital stock, or of which it is a creditor. Expenses that are subject to indemnification include attorneys’ fees, judgments, penalties, fines and amounts paid in settlement incurred in connection with the action, suit or proceeding. The right to indemnification is recognized by the Corporation as a contract right.

     If a claim is made by a party and not paid in full by the Corporation within 30 days after a written claim has been received by the Corporation, the claimant can at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. However, it shall be a defense to any such action that the claimant has not met the standards of conduct which make it permissible under applicable law for the Corporation to indemnify the claimant for the amount claimed.

Item 7. Exemption from Registration Claimed.

     The 235,382 shares of Common Stock to be resold by the Selling Shareholders pursuant to the Prospectus prepared in accordance with Form S-3 were issued by us to the Selling Shareholders pursuant to an exemption from registration under the Securities Act of 1933 by virtue of Section 4(2) thereof.

Item 8. Exhibits

Exhibit
Number	Description
4.1(1)	Description of the rights of security holders.

5.1	Opinion of Butzel Long as to the legality of the securities being offered.

10.1(2)	Covansys Corporation 1996 Stock Option Plan

23.1	Consent of PricewaterhouseCoopers

23.2	Consent of Butzel Long (included in Exhibit 5.1)

24.1	Power of Attorney (see page II-5)

(1)	Incorporated herein by reference to Exhibit 3.1 to the Company’s Form 10-Q for the period ended March 31, 2004.

(2)	Incorporated herein by reference to Exhibit 10.1 to the Company’s Registration Statement on Form S-8 (Registration Statement No. 333-58205).

Item 9. Undertakings.

     (a) The Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement;

       (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

       (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

Provided, however, that the undertakings set forth in paragraphs (1)(i) and (1)(ii) above do not apply if the registration statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offer of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issues.

SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Farmington Hills, State of Michigan on November 2, 2004.

COVANSYS CORPORATION

/s/ Rajendra B. Vattikuti

By:	Rajendra B. Vattikuti
Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

            We, the undersigned officers and directors of Covansys Corporation hereby severally constitute and appoint Rajendra B. Vattikuti and James S. Trouba and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Covansys Corporation to comply with the provisions of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

            Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Rajendra B. Vattikuti	Chief Executive Officer
Rajendra B. Vattikuti	(Principal Executive Officer)	November 2, 2004

/s/ James S. Trouba	Chief Financial Officer
James S. Trouba	(Principal Financial Officer)	November 2, 2004

/s/ Thomas E. Lindsey	Vice President and Chief Accounting
Thomas E. Lindsey	Officer (Principal Accounting Officer)	November 2, 2004

/s/ William Brooks William Brooks	Director	November 2, 2004

SIGNATURE	TITLE	DATE

/s/ William P. Foley, II William P. Foley, II	Director	November 2, 2004

/s/ Douglas S. Land Douglas S. Land	Director	November 2, 2004

/s/ Ronald K. Machtley Ronald K. Machtley	Director	November 2, 2004

/s/ Frank Sanchez Frank Sanchez	Director	November 2, 2004

/s/ John A. Stanley John A. Stanley	Director	November 2, 2004

/s/ Frank D. Stella Frank D. Stella	Director	November 2, 2004

/s/ David Wasserman David Wasserman	Director	November 2, 2004

/s/ Gary Wendt	Director	November 2, 2004
Gary Wendt

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION
4.1(1)	Description of the rights of securities holders

5.1	Opinion of Butzel Long as to the legality of the securities being offered.

10.1(2)	Covansys Corporation 1996 Stock Option Plan

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Butzel Long (included in Exhibit 5.1)

24.1	Power of Attorney (see page II-5)

(1)	Incorporated herein by reference to Exhibit 3.1 to the Company’s Form 10-Q for the period ended March 31, 2004.

(2)	Incorporated herein by reference to Exhibit 10.1 to the Company’s Registration Statement on Form S-8 (Registration Statement No. 333-58205).